UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2005

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws

Our general partner, Plains AAP, L.P., is a privately held limited partnership.  Our general partner is managed by its general partner, Plains All American GP LLC, which is also privately held and has ultimate responsibility for conducting our business and managing our operations. Consequently, the limited partnership agreement for Plains AAP, L.P. and the limited liability company agreement for Plains All American GP LLC primarily deal with the relationships among such investors; however, we have historically included disclosure of such documents in our filings with the Securities Exchange Commission because the governance provisions contained in such documents affect how our general partner governs us.

On September 12, 2005, the respective owners of Plains AAP, L.P. and Plains All American GP LLC approved amendments to certain provisions of these documents modifying the financial information that must be provided to such owners and creating more flexibility in how the general partner can manage its Performance Option Plan, which is funded by units contributed by certain of the owners.

Item 9.01.              Exhibits

Exhibit 3.1              Second Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC

Exhibit 3.2              Second Amended and Restated Agreement of Limited Partnership of Plains AAP, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: September 16, 2005	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ TIM MOORE
Name: Tim Moore
Title: Vice President